As filed with the Securities and Exchange Commission on October 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMIX BIOPHARMA, INC.

(Exact name of registrant as specified in its Charter)

Delaware	45-4869378
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(310) 651-8041

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ilya Rachman, MD PhD

Chief Executive Officer

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(310) 651-8041

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gabriel Morris Chief Financial Officer 11400 West Olympic Blvd., Suite 200 Los Angeles, CA 90064 Telephone: (310) 651-8041	David M. Loev, Esq. John S. Gillies, Esq. The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, Texas 77401 Telephone: (713) 524-4110

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated October 3, 2025

PRELIMINARY PROSPECTUS

IMMIX BIOPHARMA, INC.

3,915,604 Shares of Common Stock

2,936,709 Shares of Common Stock Issuable upon Exercise of Outstanding Warrants

This prospectus relates to the resale, from time to time, by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under the caption “Selling Stockholders,” of up to an aggregate of 6,852,313 shares of Immix Biopharma, Inc. (the “Company”, “we”, “us” and “our”) common stock, consisting of 3,915,604 shares of our common stock and 2,936,709 shares of our common stock issuable upon exercise of certain outstanding non-transferrable warrants to purchase common stock (the Warrants”), issued to the Selling Stockholders in a private placement transaction (the “PIPE Transaction”). The Warrants were issued on September 8, 2025 and September 11, 2025, have an initial exercise price equal to $2.00 per share, are immediately exercisable, and will expire on September 5, 2035.

See “Prospectus Summary – September 2025 PIPE Transaction” for additional information regarding the PIPE Transaction and the Warrants.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders. We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 2,936,709 shares of common stock offered hereby upon exercise of the Warrants, would result in gross proceeds to us of a maximum of $5.87 million; however, we cannot predict when and in what amounts or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. The Selling Stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution” on page 8. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. Each Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “IMMX.” On October 3, 2025, the closing price of our common stock, as reported on Nasdaq was $2.06 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2025

About This Prospectus

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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Prospectus Summary

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 5 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Immix Bio,” the “Company” and similar designations refer to Immix Biopharma, Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our Company

Immix Biopharma, Inc. is a clinical-stage biopharmaceutical company focused on the application of chimeric antigen receptor cell therapy (“CAR-T”) in light chain (AL) Amyloidosis and other serious diseases. Our lead cell therapy candidate is U.S. Food and Drug Administration (“FDA”) investigational new drug (“IND”) cleared CAR-T NXC-201 (“NXC-201”), currently being evaluated in our ongoing United States Phase 1b/2 NEXICART-2 (NCT06097832) clinical trial.

NXC-201 has been awarded Regenerative Medicine Advanced Therapy (“RMAT”) Designation by the FDA, and Orphan Drug Designation (“ODD”) by both the FDA and European Commission (“EMA”) in AL Amyloidosis.

Our mission is to harness the immune system through innovative cell therapies and other modalities to deliver widely accessible cures in AL Amyloidosis and other serious diseases, as we believe patients are waiting.

Our strategy is to:

●	Develop our lead candidate NXC-201 in AL Amyloidosis and other serious diseases; and

●	Pursue development of NXC-201 and additional cell therapy candidates in other applicable indications where CAR-T is not an approved therapy today.

Recent Developments

August 2025 PIPE Transaction

On September 5, 2025 and September 11, 2025, we entered into certain Securities Purchase Agreements (each, an “Agreement”) with certain investors (the “Investors”), pursuant to which the Investors purchased an aggregate of: (i) 3,915,604 shares of our common stock, and (ii) warrants to purchase up to 2,936,709 shares of common stock. The combined purchase price of one share of common stock and one accompanying Warrant was $2.37.

Subject to certain ownership limitations, each of the Warrants is immediately exercisable, has an exercise price of $2.00 per share, and expires on September 5, 2035. The Warrants may only be exercised on a cash basis. The holder of a Warrant is prohibited from exercising any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise. The Warrants are not transferable other than to affiliates of the applicable Investor.

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The closing of the sales of these securities occurred on September 5, 2025 (as to 3,821,216 shares and 2,873,417 Warrants) and September 11, 2025 (as to 84,388 shares and 63,292 Warrants)(the “Closing Dates”). The gross proceeds from the offering were approximately $9.3 million, before deducting fees and expenses of the offering, and excluding the proceeds, if any, from the exercise of the Warrants.

We also entered into a Registration Rights Agreement with each of the Investors pursuant to which we agreed to prepare and file a resale registration statement with the SEC no later than 30 days after the closing date of the offering, and this prospectus forms a part of the registration statement required pursuant to the terms of the Registration Rights Agreement. The Registration Rights Agreement also provides that the Company must make certain payments as liquidated damages to the Investors if the Company fails to timely file the registration statement or if the registration statement should become unavailable for the resale of the shares of common stock, subject to certain exceptions. The Agreements and Registration Rights Agreements contain customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties.

We agreed not to (A) issue shares of common stock or common stock equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding common stock or (C) file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to any shares of common stock or common stock equivalents, except pursuant to the terms of the Registration Rights Agreement until the earlier of (a) 60 days from each of September 5, 2025 and September 11, 2025, and (b) the business day immediately following the effective date of the registration statement of which this prospectus forms a part. The restrictions above do not however apply to (i) the issuance of the securities under the Agreements, (ii) securities sold after the closings on terms no more favorable than the terms and conditions as those contained in the Agreements, (iii) the issuance of common stock or common stock equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of the Agreements, (iii) the issuance of any common stock or common stock equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), or (v) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan.

Effective September 8, 2025 and in connection with the closing of the transactions contemplated by the September 5, 2025, Agreement, the Board of Directors (the “Board”) of the Company appointed Nancy Chang, Ph.D. as a member of the Board. Dr. Chang will serve as a director for a term continuing until the Company’s 2026 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier resignation or removal.

The common stock and Warrants issued in the offering and the shares issuable upon exercise of the Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure as incorporated by reference in this prospectus;

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●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our principal executive offices are located at 11400 West Olympic Blvd., Suite 200, Los Angeles, California 90064, and our telephone number is (310) 651-8041. Our website address is www.immixbio.com. Information contained on our website is not part of this prospectus and should not be relied upon in making an investment decision. We have included our website address as an inactive textual reference only.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 5 of this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference herein.

The Offering

Common stock offered by Selling Stockholders:	Up to 6,852,313 shares of common stock

Shares of common stock outstanding as of October 2, 2025:	33,035,515

Use of proceeds:	We will not receive any of the proceeds from any sale of the shares of common stock by the Selling Stockholder. We will receive proceeds only upon any cash exercises of the Warrants, if any. See “Use of Proceeds.”

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 5 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:	Our common stock is listed on the Nasdaq Capital Market under the symbol “IMMX”. There is no established public trading market for the Warrants, and a market will likely never develop. The Warrants are not and will not be listed for trading on the Nasdaq Capital Market, any other national securities exchange or other nationally recognized trading system.

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Risk Factors

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Sales of our common stock registered for resale by the Selling Stockholders pursuant to this prospectus or the perception of such sales in the public market or otherwise could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could reduce the prevailing market price of shares of our common stock and increase the volatility of our share price. These sales, or the possibility that these sales may occur, also might make it more difficult for us:

(i)	to sell equity securities in the future at a time and at a price that we deem appropriate; and

(ii)	to comply with the Nasdaq listing standards with regard to the minimum bid price of our common stock.

Resales of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

The shares of common stock being offered for resale pursuant to this prospectus by the selling stockholders represent approximately 20.7% of the outstanding shares of common stock as of October 2, 2025. After the registration statement, of which this prospectus is a part, is effective and until such time that it is no longer effective, the registration statement registering the shares will permit the resale of these shares. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time.

If shares are sold in the public market, such sales of our common stock could have the effect of depressing the market price for our common stock. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our common stock.

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Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Use of Proceeds

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 2,936,709 shares of common stock underlying the Warrants, would result in gross proceeds to us of a maximum of $5.87 million.

We intend to use any proceeds received by us from the cash exercise of the Warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the Warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the Warrants may exercise the Warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the Warrants. As a result, we cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants.

We will bear the out-of-pocket costs, expenses and fees, including a specified amount of outside counsel fees of the Investors, incurred in connection with the registration of the Shares to be sold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, the Selling Stockholders will bear their own broker or similar commissions payable with respect to sales of the Shares.

Selling Stockholders

The 6,852,313 shares of common stock being offered by the Selling Stockholders consist of 3,915,604 shares of common stock and 2,936,709 shares of common stock issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the Warrants, see “Prospectus Summary – September 2025 PIPE Transaction” above. We are registering the shares of common stock in order to permit the Selling Stockholders and any of their pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such shares of common stock in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholders identified in the first column, based on its ownership of shares of common stock and Warrants as of October 2, 2025. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders, which includes the shares of common stock underlying the Warrants.

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Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. Percentage of beneficial ownership is calculated based on 33,035,515 shares of common stock outstanding as of October 2, 2025. All amounts in the table below include shares of our common stock issuable upon exercise of stock options, warrants, or other securities that are exercisable or convertible within 60 days of October 2, 2025, and assume the full exercise of the Warrants, and other warrants, as applicable, held by the Selling Stockholders on that date, without regard to any limitations on exercises.

This prospectus covers the resale of the sum of the maximum number of shares of common stock issuable upon exercise of the Warrants as if such warrants were exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination, and all subject to adjustment as provided in the applicable Warrant, and without regard to any limitations on the exercise of any Warrant. The fourth column assumes the sale of all of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants held by Selling Stockholders, a Selling Stockholder may not exercise any such warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We cannot predict when or if the Selling Stockholders will exercise the Warrants, and following any such exercise, we do not know how long a Selling Stockholder will hold the shares before selling them. We currently have no agreements, arrangements or understandings with any Selling Stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholders. As a result, we cannot estimate the number of shares of common stock any Selling Stockholder will beneficially own after termination of sales under this prospectus. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Neither the Selling Stockholders, nor any persons having control over the Selling Stockholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares, warrants or other securities, except as set forth in the footnotes below.

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					Beneficial Ownership After This Offering
Name of Selling Stockholder		Shares of Common Stock Beneficially Owned Prior to This Offering	Number of Shares Being Offered in This Offering		Number of Shares	Percent of Class
Ahmed Hashmi		184,599	184,599	(1)	-	-
Ashok Rao IMMIX Investment Partnership LLC	(a)	590,716	590,716	(2)	-	-
BF Partners, L.P.	(b)	295,358	295,358	(3)	-	-
CALM Tech LLC	(c)	369,198	369,198	(4)	-	-
David W. Leebron		59,072	59,072	(5)	-	-
Donald R. Kendall, Jr.		36,920	36,920	(6)	-	-
DSSMK, Ltd.	(d)	369,198	369,198	(7)	-	-
Guillermo Trevino		36,920	36,920	(8)	-	-
Horn Management, LLC	(e)	443,037	443,037	(9)	-	-
JA Capital LLC	(f)	369,198	369,198	(10)	-	-
James E Compton		184,599	184,599	(11)	-	-
Michael Ley Wilson		36,920	36,920	(12)	-	-
Michmatt, Ltd.	(g)	73,840	73,840	(13)	-	-
Moon Business Interests, LP	(h)	369,198	369,198	(14)	-	-
Nancy T. Chang	(i)	1,551,790	738,395	(15)	813,395	*
Richard McGee		184,599	184,599	(16)	-	-
Robinhood II, LP	(j)	813,395	738,395	(17)	75,000	*
T Jay Collins		221,519	221,519	(18)	-	-
The Scott Neal Wulfe Trust of December 1992	(k)	73,840	73,840	(19)	-	-
Tracy William Krohn Living Trust, dated May 31, 2012	(l)	1,826,792	1,476,792	(20)	350,000	*
			6,852,313

*Less than 1%.

(1) Consists of 105,485 shares of common stock and 79,114 shares of common stock underlying Warrants.

(2) Consists of 337,552 shares of common stock and 253,164 shares of common stock underlying Warrants.

(3) Consists of 168,776 shares of common stock and 126,582 shares of common stock underlying Warrants.

(4) Consists of 210,970 shares of common stock and 158,228 shares of common stock underlying Warrants.

(5) Consists of 33,755 shares of common stock and 25,317 shares of common stock underlying Warrants.

(6) Consists of 21,097 shares of common stock and 15,823 shares of common stock underlying Warrants.

(7) Consists of 210,970 shares of common stock and 158,228 shares of common stock underlying Warrants.

(8) Consists of 21,097 shares of common stock and 15,823 shares of common stock underlying Warrants.

(9) Consists of 253,164 shares of common stock and 189,873 shares of common stock underlying Warrants.

(10) Consists of 210,970 shares of common stock and 158,228 shares of common stock underlying Warrants.

(11) Consists of 105,485 shares of common stock and 79,114 shares of common stock underlying Warrants.

(12) Consists of 21,097 shares of common stock and 15,823 shares of common stock underlying Warrants.

(13) Consists of 42,194 shares of common stock and 31,646 shares of common stock underlying Warrants.

(14) Consists of 210,970 shares of common stock and 158,228 shares of common stock underlying Warrants.

(15) Consists of 421,940 shares of common stock and 316,455 shares of common stock underlying Warrants.

(16) Consists of 105,485 shares of common stock and 79,114 shares of common stock underlying Warrants.

(17) Consists of 421,940 shares of common stock and 316,455 shares of common stock underlying Warrants.

(18) Consists of 126,582 shares of common stock and 94,937 shares of common stock underlying Warrants.

(19) Consists of 42,194 shares of common stock and 31,646 shares of common stock underlying Warrants.

(20) Consists of 843,881 shares of common stock and 632,911 shares of common stock underlying Warrants.

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(a)The securities held by Ashok Rao IMMIX Investment Partnership LLC, may be deemed to be beneficially owned by Ashok Rao, the General Partner of Ashok Rao IMMIX Investment Partnership LLC.

(b)The securities held by BF Partners, L.P., may be deemed to be beneficially owned by Bruce R Bilger, the General Partner of BF Partners, L.P.

(c)The securities held by CALM Tech LLC, may be deemed to be beneficially owned by Mike Bonds, the Managing Member of CALM Tech LLC.

(d)The securities held by DSSMK, Ltd., may be deemed to be beneficially owned by David Klein, the General Partner of DSSMK, Ltd.

(e)The securities held by Horn Management, LLC, may be deemed to be beneficially owned by Gary Horn, the Chief Executive Officer of Horn Management, LLC.

(f)The securities held by JA Capital LLC, may be deemed to be beneficially owned by John Bookout, the President of JA Capital LLC.

(g)The securities held by Michmatt, Ltd., may be deemed to be beneficially owned by Thomas R. Fuller, the Managing Member of Michmatt, Ltd.

(h)The securities held by Moon Business Interests, LP, may be deemed to be beneficially owned by Anthony George, the Chief Executive Officer of Moon Business Interests, LP.

(i) Nancy T. Chang was appointed as a member of the Board of Directors of the Company on September 8, 2025. Nancy T. Chang beneficially owns the securities held by Robinhood II, LP (see footnote (j), below).

(j)The securities held by Robinhood II, LP, may be deemed to be beneficially owned by Nancy T. Chang, the General Partner of Robinhood II, LP. Robinhood II, LP was party to a consulting agreement with the Company, pursuant to which Robinhood II, LP performed consulting services in exchange for consideration of 75,000 shares of restricted common stock of the Company.

(k)The securities held by The Scott Neal Wulfe Trust of December 1992, may be deemed to be beneficially owned by Scott Wulfe, the Trustee of The Scott Neal Wulfe Trust of December 1992.

(l)The securities held by Tracy William Krohn Living Trust, dated May 31, 2012, may be deemed to be beneficially owned by Tracy William Krohn, the Trustee of Tracy William Krohn Living Trust, dated May 31, 2012.

Plan of Distribution

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

● distributions to members, partners, stockholders or other equity holders of the selling stockholders;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

●• privately negotiated transactions;

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● short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

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To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post- effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

Experts

The financial statements of Immix Biopharma, Inc. as of and for the year ended December 31, 2024, have been audited by Crowe LLP, as set forth in their report thereon, which is incorporated by reference in this prospectus and in the registration statement.

The financial statements as of and for the year ended December 31, 2023 have been audited by KMJ Corbin & Company LLP, as set forth in their report thereon, which is incorporated by reference in this prospectus and in the registration statement.

Such financial statements have been included herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by The Loev Law Firm, PC, Bellaire, Texas.

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Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.immixbio.com) under the heading “Investors.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025, as amended by the Amendment No. 1 thereto filed with the SEC on May 19, 2025 (the “Annual Report”);

(b)	The Company’s Definitive Proxy Statement on Schedule 14A (to the extent incorporated by reference in to the Annual Report), filed with the SEC on April 30, 2025, as amended by the supplement thereto filed with the SEC on May 19, 2025;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, as amended by the Amendment No. 1 thereto filed with the SEC on May 19, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;

(d)	The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on June 3, 2025, June 23, 2025, and September 8, 2025; and

(e)	The description of the Company’s Common Stock included as Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025, including any amendment or report filed for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Immix Biopharma, Inc.

11400 West Olympic Blvd., Suite 200

Los Angeles, California 90064

Attention: Corporate Secretary

(310) 651-8041

The documents incorporated by reference may be accessed at our website at www.immixbio.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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3,915,604 Shares of Common Stock

2,936,709 Shares of Common Stock Issuable upon Exercise of Outstanding Warrants

PRELIMINARY PROSPECTUS

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Immix Biopharma, Inc., which are registered under this Registration Statement on Form S-3, other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,977
Legal fees and expenses	$20,000
Accounting fees and expenses	$20,000
Printing and miscellaneous expenses	$5,000
Total	$46,977

Item 15. Indemnification of Officers and Directors

Section 102 of the Delaware General Corporation Law (DGCL) permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages arising from breaches of fiduciary duty as a director, except in cases where a director (i) breaches the duty of loyalty, (ii) fails to act in good faith, (iii) engages in intentional misconduct or knowingly violates law, (iv) authorizes the payment of an unlawful dividend or stock repurchase, or (v) obtains an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by the DGCL. These provisions generally require us to indemnify any director or officer who is made a party to a legal proceeding by reason of serving in that capacity, or at our request in another capacity, against expenses, judgments, fines and amounts paid in settlement, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests, and, with respect to criminal proceedings, had no reasonable cause to believe the conduct was unlawful. Our governing documents also require the advancement of expenses incurred by directors and officers in defending such proceedings, subject to repayment if it is ultimately determined that the individual is not entitled to indemnification. Employees and agents may be indemnified and advanced expenses at the discretion of our board of directors. In addition, indemnification is required to the extent an indemnitee is successful in defending any proceeding, and our governing documents provide that indemnitees may bring suit to enforce their indemnification or advancement rights if not paid promptly.

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We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Amended and Restated Certificate of Incorporation and Amended and Amended and Restated Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim (if such settlement is approved in advance, which approval shall not be unreasonably withheld). The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

In addition, we obtained a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of Immix Biopharma, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2021).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 20, 2021).
4.1	Form of Non-Transferable Warrant (September 2025 Private Offering)(incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 8, 2025).
5.1*	Opinion of The Loev Law Firm, PC
10.1	Form of Securities Purchase Agreement (September 2025 Private Offering)(incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 8, 2025).
10.2	Form of Registration Rights Agreement (September 2025 Private Offering)(incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 8, 2025).
23.1*	Consent of Crowe LLP
23.2*	Consent of KMJ Corbin & Company LLP
23.3*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to the registration statement)
107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings

We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Los Angeles, State of California on October 3, 2025.

IMMIX BIOPHARMA, INC.

By:	/s/ Ilya Rachman
Name:	Ilya Rachman
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Ilya Rachman and Gabriel Morris, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ilya Rachman	Chief Executive Officer and Chairman	October 3, 2025
Ilya Rachman	(Principal Executive Officer)

/s/ Gabriel Morris	Chief Financial Officer and Director	October 3, 2025
Gabriel Morris	(Principal Financial and Accounting Officer)

/s/ Jason Hsu	Director	October 3, 2025
Jason Hsu

/s/ Magda Marquet	Director	October 3, 2025
Magda Marquet

/s/ Helen C. Adams	Director	October 3, 2025
Helen C. Adams

/s/ Carey Ng	Director	October 3, 2025
Carey Ng

/s/ Jane Buchan	Director	October 3, 2025
Jane Buchan

/s/ Yekaterina Chudnovsky	Director	October 3, 2025
Yekaterina Chudnovsky

/s/ Nancy Chang	Director	October 3, 2025
Nancy Chang

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